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                                                                     EXHIBIT 21
                                INCOMNET, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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

Percentage
of voting
                                   State or other jurisdiction of      securities
Name                               incorporation or organization            owned
-------                            ------------------------------      ----------
Incomnet India Limited                        India                        32%

Rapid Cast, Inc.                              New Jersey                   35%

National Telephone &                          Nevada                      100%
 Communications, Inc.

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